UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPPORT.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Stephen E. Gillette, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3997	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Support.com, Inc., a Delaware corporation (“Support.com” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders to be held on Friday, June 24, 2016, at 10:00 a.m. Pacific Time, at the Hyatt House Belmont/Redwood Shores hotel located at 400 Concourse Drive, Belmont, California 94002 and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On May 12, 2016, Support.com filed with the SEC a revised definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies from its stockholders to be used at the 2016 Annual Meeting.

Press Release Issued on May 31, 2016

Attached hereto is a press release issued by Support.com on May 31, 2016 announcing that, on such date, Support.com is first making available to its stockholders a letter dated May 31, 2016 from Support.com to its stockholders in which Support.com comments on the proxy contest that VIEX Opportunities Fund, LP — Series One, VIEX GP, LLC, VIEX Capital Advisors, LLC, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., Eric Singer, Bradley L. Radoff, Joshua E. Schechter, Richard Bloom and Brian J. Kelley (collectively, the “VIEX Group”) are pursuing in connection with the 2016 Annual Meeting. As previously announced, the VIEX Group has publicly disclosed that it intends to pursue a proxy contest in an effort to have their five proposed director candidates elected to Support.com’s board of directors (the “Board”) at the 2016 Annual Meeting and, thereby, replace five out of the current six members of the Board. The letter highlights the recently refreshed and diverse board of highly-qualified, very experienced and engaged directors that is overseeing the development, refinement and execution of Support.com’s strategic plan and, accordingly, strongly urges stockholders to protect the value of their investment by voting the WHITE proxy card FOR ALL six of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board of Directors: Elizabeth Cholawsky, Liz Fetter, Toni Portmann, Lowell Robinson, Tim Stanley and Jim Stephens.

Important Additional Information And Where To Find It

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

SUPPORT.COM SENDS LETTER TO STOCKHOLDERS

Letter Highlights the Recently Refreshed and Diverse Board of Highly-Qualified, Very Experienced and Engaged
Directors that is Overseeing the Development, Refinement and Execution of Support.com’s Strategic Plan

Urges Stockholders to Vote the WHITE Proxy Card Today FOR ALL of the Board’s Nominees

Redwood City, Calif. – May 31, 2016 – Support.com, Inc. (NASDAQ:SPRT), makers of award-winning Support.com® Cloud software (formerly “Nexus®”) for Support Interaction Optimization and a leading provider of tech support and turnkey support center services, today announced that it has sent a letter to stockholders accompanied by a WHITE proxy card in connection with Support.com’s upcoming 2016 Annual Meeting of Stockholders to be held on Friday, June 24, 2016. Support.com stockholders of record as of May 11, 2016 are eligible to vote at the 2016 Annual Meeting. In addition, in order for stockholders to have convenient access to all relevant information concerning the 2016 Annual Meeting that Support.com has made publicly available, Support.com has made such information available at its website, www.support.com/shareholders.

The letter highlights the recently refreshed and diverse Board of highly-qualified, very experienced and engaged directors that is overseeing the development, refinement and execution of Support.com’s well-defined strategic plan for growth and stockholder value creation, including the three independent directors that were added to the Support.com Board of Directors within the past 90 days. The letter urges stockholders not to allow the VIEX Group to replace the members of Support.com’s recently refreshed Board with its own nominees who Support.com strongly believes lack the necessary and relevant experience, expertise, qualifications and industry knowledge to advance the development, execution and refinement of Support.com’s strategic plan for growth and stockholder value creation. Accordingly, Support.com strongly urges stockholders to protect the value of their investment by voting the WHITE proxy card today FOR ALL six of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board of Directors: Elizabeth Cholawsky, Liz Fetter, Toni Portmann, Lowell Robinson, Tim Stanley and Jim Stephens.

Support.com stockholders are strongly urged to vote the WHITE proxy card or voting instruction form TODAY by Internet, telephone or mail by following the instructions provided. The Board also urges stockholders to discard any gold proxy card or voting instruction form that they have received or may receive from VIEX Capital Advisors, LLC or any of the other members of its investor group.

The full text of the letter follows:

Dear Fellow Support.com Stockholder:

Support.com Inc.’s 2016 Annual Meeting of Stockholders is quickly approaching. On Friday, June 24, 2016, you will be making a critical decision regarding the future of Support.com, whether to continue to support the transition of Support.com, which is well underway, into a leading provider of cloud-based technology and services for the new, connected world, or surrender control of the Support.com Board of Directors to a dissident stockholder group with a self-interested and short-sighted agenda that could prevent you from realizing the long-term value of your investment in Support.com. This dissident stockholder group has presented no alternative strategic plan or substantive and viable ideas for creating long-term stockholder value or even any tangible, practical and viable ideas for enhancing stockholder value in the short-term. Your vote is critically important, no matter how many shares you own. This may be the most important vote you have ever made regarding Support.com and its future.

We strongly urge you to protect the value of your investment by voting the enclosed WHITE proxy card today FOR ALL six of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board of Directors: Elizabeth Cholawsky, Liz Fetter, Toni Portmann, Lowell Robinson, Tim Stanley and Jim Stephens. Ms. Fetter and Messrs. Robinson and Stanley are our newest independent directors and joined your Board within the past 90 days. They bring to your Board valuable and fresh perspectives and substantial experience with highly-regarded privately-held and public companies across a wide array of industries and sectors, which we believe significantly enhances your Board’s breadth and depth and bolsters Support.com’s knowledge base as we continue to develop, execute and refine our strategic plan.

As you may be aware, VIEX Capital Advisors, LLC and the other members of its dissident investor group, including Eric Singer, Bradley Radoff and Joshua Schechter (the “VIEX Group”), who beneficially own, in the aggregate, approximately 14.9% of our shares, are waging a proxy contest to take control of your recently refreshed Board by replacing five of the six members of your Board – including the three highly-qualified and very experienced Board members who joined your Board within the last 90 days – with its own nominees. We strongly believe the five nominees proposed by the VIEX Group, none of whom have any experience in the market for cloud-based support services, lack the necessary and relevant experience, expertise, qualifications and industry knowledge to advance the development, execution and refinement of our strategic plan for growth and the creation of long-term stockholder value and, most importantly, lack the experience to determine when and how to refine and adapt our strategic plan as needed in response to the support market’s changing dynamics. As such, given their lack of experience relevant to the advancement of our strategic direction, we strongly believe that the VIEX Group’s proposed nominees are ill-suited to abruptly take control of your Board and oversee Support.com’s strategic direction at such a critical and pivotal time in Support.com’s trajectory.

RECENTLY REFRESHED AND DIVERSE BOARD OF HIGHLY-QUALIFIED, VERY EXPERIENCED AND ENGAGED DIRECTORS
IS OVERSEEING THE DEVELOPMENT, REFINEMENT AND EXECUTION OF SUPPORT.COM’S STRATEGIC PLAN

Your Board is committed to proactively examining its composition and ensuring that it has the right mix of insights, experiences and competencies to help oversee the development, execution and refinement of our strategic growth plan and the creation of long-term stockholder value. We also recognize that we need to balance the value of recruiting new independent directors with experiences, competencies, insights and perspectives that expand the depth and breadth of your Board with the importance of retaining access to directors with critical institutional knowledge and memory.

Consistent with our commitment to proactive refreshment of your Board, well before the VIEX Group began its inflammatory and distracting campaign to seek control of Support.com, we initiated a thorough search process to refresh your Board. As a result of our thorough director search and an extensive vetting process, three new independent, highly-qualified and very experienced directors - Liz Fetter, Lowell Robinson and Tim Stanley – were added to your Board within the past 90 days, replacing half of your Board. Consider the following with respect to these three new directors:

●	All three new directors are standing for election at the 2016 Annual Meeting.
●	All three new directors replaced incumbent directors who voluntarily resigned.
●	All three new directors have extensive senior management and governance experience at leading public companies.
●	All three new directors have experience overseeing business transitions and/or transformations that drove stockholder value creation.
●	All three new directors have public company board and leadership experience, including experience leading key board committees.
●	All three new directors have substantial experience serving as executives or board members at publicly-traded technology companies.
●	All three new directors are aligned with, and committed to acting in, the best interests of ALL stockholders.

As a result of our recent refreshment, we believe your Board of highly-qualified and very experienced directors, led by an independent Chairman, possesses the right mix of skills and experiences necessary to oversee management as it executes on its plans for returning Support.com to sustained and profitable revenue growth and the creation of stockholder value. The current members of your Board are proven business leaders that have served in leadership positions at public and private companies, including many well-known and highly-regarded companies such as Adobe, Citigroup, Citrix, Diebold, General Foods, Harrah’s Entertainment, HotJobs.com, IBM and SalesForce.com, and bring to your Board a broad and diverse set of skills and experiences important to overseeing our business and its strategic direction. While our definitive proxy materials provide more detail on the backgrounds of our highly-qualified and very experienced director nominees, consider the following with respect to such nominees:

●	Elizabeth Cholawsky
o	Joined Support.com in May 2014 as President and CEO and in July 2014 became a member of the Board.
o	An award-winning product thought leader with deep expertise leading the development and marketing of innovative SaaS offerings for support-related markets.
o	Prior management and executive roles with Citrix Systems, Inc. where she revitalized product development and client services, grew customer satisfaction and retention to their highest levels, and expanded key products to a broader market, all while continuing to lead the GoToAssist and GoToMyPC products in their #1 position in their respective markets for 5 consecutive years.

●	Liz Fetter (NEW DIRECTOR)
o	Member of the Board since March 2016.
o	Member of Strategy and Audit Committees.
o	As a five-time former CEO, brings significant leadership and technology experience to Support.com, having led companies in networking, equipment and B2B SaaS spaces.
o	Extensive experience overseeing business transformations at technology companies resulting in revenue growth and value creation for stockholders.
o	Extensive public company board and leadership experience.

●	Toni Portmann
o	Member of the Board since February 2011.
o	Chair of Nominating/Governance Committee; Compensation Committee member.
o	More than 30 years of leadership experience in service, sales, and marketing, including at technology companies such as Diebold, Inc. and IBM Corporation.
o	Extensive experience leading large-scale world-class technical support operations.
o	Former CEO of Trivac Ltd. (d/b/a LIT OnLine), an e-learning SaaS platform company.

●	Lowell Robinson (NEW DIRECTOR)
o	Member of the Board since March 2016.
o	Chair of Audit Committee; Compensation Committee Member.
o	30 years of global strategic, financial, turnaround and M&A experience.
o	Prior senior leadership roles at both public and private technology and software services companies, including well-known technology companies such as HotJobs.com.
o	Extensive public company board and leadership experience.

●	Tim Stanley (NEW DIRECTOR)
o	Member of the Board since March 2016.
o	Member of Nominating/Governance, Audit and Strategy Committees.
o	Award-winning technology leader and innovator in cloud-based and technology solutions.
o	Extensive experience in developing and bringing to market cloud-enabled solutions for a broad range of enterprise customers.
o	Prior senior executive and technology leadership roles at SalesForce.com and Harrah’s.
o	Public company board and leadership experience as well as past service as an advisor and/or board member at a number of privately-held and venture capital-backed technology companies.

●	Jim Stephens
o	Member of the Board since October 2006.
o	Chairman of the Board and Chair of Compensation and Strategy Committees; Nominating/Governance Committee member.
o	Extensive institutional knowledge of Support.com and the support market.
o	Extensive experience in executive management, sales, marketing and M&A.
o	Former member of Adobe Incorporated’s executive management team where he was instrumental in driving Adobe’s growth from $900 million to almost $2 billion in annual revenue.

As shown above, the current members of your recently refreshed Board, including the three independent directors who joined your Board within the past 90 days, collectively, have substantial experience and expertise relevant to the advancement of our strategic plan, including extensive experience serving in leadership positions at well-known publicly-held technology companies and extensive experience leading business transformations that drove stockholder value creation. Most importantly, given their strong and relevant backgrounds, the current members of your Board are extremely capable of assessing when and how to refine and adapt our strategic plan as needed in response to the support market’s changing dynamics.

In stark contrast, we believe the VIEX Group and its proposed nominees, who to date have failed to present an alternative and viable strategic plan for Support.com, lack relevant experience and understanding of the market for cloud-based support services and its changing dynamics and, accordingly, would be unable to advance our strategic plan or refine and adapt our strategic direction as needed in response to the market’s changing dynamics.

Given the transition under way at Support.com, we are also concerned that the lack of relevant knowledge and expertise of the VIEX Group and its proposed nominees, particularly when compared to the knowledge, expertise, qualifications and experience of the members of your recently refreshed Board, make them ill-suited to abruptly take control of your Board and oversee Support.com’s strategic direction at such a pivotal and critical time in Support.com’s trajectory and could lead to the perception of a change in the direction of the business, instability or lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, result in the loss of potential business opportunities and make it more difficult for us to attract and retain qualified personnel and business partners.

PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING THE WHITE PROXY CARD TODAY

We strongly believe that allowing the VIEX Group to abruptly obtain control of your Board risks destabilizing the execution of our ongoing initiatives for creating value for all Support.com stockholders, could undo much of the progress your Board and management team have made in developing and executing on our strategic growth plan and could ultimately result in stockholders being deprived of the opportunity to realize the long-term value of their investment in Support.com. In addition, given the transition under way at Support.com, we are also concerned that the lack of relevant knowledge and expertise of the VIEX Group and its proposed nominees make them ill-suited to abruptly take control of your Board and oversee Support.com’s strategic direction at such a pivotal and critical time in Support.com’s trajectory.

Your Board of Directors strongly urges you to protect the value of your investment and not allow the VIEX Group to take control of your Board and further its self-interested and short-sighted agenda by voting FOR ALL your Board’s very experienced and highly-qualified nominees, three of whom just joined your Board less than 90 days ago, by voting the enclosed WHITE proxy card TODAY. Stockholders may vote by telephone or Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage paid envelope provided. Your Board also urges you to vote only the WHITE proxy card and discard any gold proxy card you have received or may receive from the VIEX Group and reject its attempt to further its self-interested and short-term agenda by taking control of Support.com without paying our stockholders any control premium.

VOTE THE WHITE PROXY CARD TODAY

At Support.com’s upcoming Annual Meeting, you will be making a critical decision regarding the future of your investment in Support.com, whether to continue to support Support.com’s transition, which is well underway, into a leading provider of cloud-based technology and services for the new, connected world, or surrender control of your Board to the VIEX Group, a dissident stockholder group with a self-interested and short-sighted agenda that could prevent you from realizing the long-term value of your investment in Support.com. The VIEX Group has presented no alternative strategic plan or substantive or viable ideas for creating long-term stockholder value or even any tangible, practical and viable ideas for enhancing stockholder value in the short-term. In addition, the VIEX Group has not provided any details on how such an abrupt change in control of your Board, at a very critical and pivotal time in Support.com’s trajectory, and the replacement of five out of six of the current members of your Board with the VIEX Group’s nominees, none of which have any experience relevant to the advancement of our strategic plan, would be accomplished so as not to cause significant and substantial harm to our business and prospects, including, but not limited to, our relationships with our employees, customers and partners.

Your vote is critically important, no matter how many shares you own and this may be the most important vote you have ever made regarding Support.com and its future. Whether or not you plan to attend the Annual Meeting, we urge you to sign and return the enclosed WHITE proxy card in the postage-paid envelope provided and vote FOR ALL your Board’s highly-qualified and very experienced nominees - Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson, Toni Portmann, Tim Stanley, and Jim Stephens. You may also vote by telephone or Internet by following the instructions on the enclosed WHITE proxy card.

You may receive an opposing proxy statement and proxy card and letters or other proxy solicitation materials from the VIEX Group. Your Board does not endorse any of the VIEX Group nominees. We urge stockholders NOT to sign or return any proxy card or voting instruction form that you have received or may receive from the VIEX Group or any person other than Support.com, even as a protest vote, as only your latest dated proxy card or voting instruction form will be counted at the Annual Meeting. Even a WITHHOLD vote with respect to the VIEX Group’s nominees on its gold proxy card will cancel any proxy previously given to Support.com. If you previously signed a gold proxy card sent to you by the VIEX Group, you can revoke that proxy card and vote for your Board’s unanimously recommended nominees by signing, dating and returning the enclosed WHITE proxy card or by re-voting by telephone or Internet or at the Annual Meeting. Only your latest-dated proxy card or voting instruction form will count.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Jim Stephens	/s/ Elizabeth Cholawsky

Jim Stephens	Elizabeth Cholawsky

Chairman of the Board of Directors	President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Support.com is being advised in connection with the proxy contest by Morgan, Lewis & Bockius LLP. Mackenzie Partners, Inc. is serving as Support.com’s proxy solicitor.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues.

For more information, please visit www.support.com or follow us @support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Support.com, Inc. (“Support.com”) are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by VIEX Capital Advisors LLC and its affiliates (“VIEX”) and the other participants in its solicitation; Support.com’s ability to continue to execute on and implement its strategic plan; Support.com’s opportunities for continued growth; Support.com’s initiatives to improve its financial and operational performance and increase its growth and profitability; Support.com’s future stock price; Support.com’s ability to grow its business; Support.com’s ability to enhance its competitive position; Support.com’s ability to continue to maintain expense discipline; Support.com’s actions taken or contemplated to enhance its long-term prospects and create value for its stockholders; Support.com’s future operational and financial performance; the effect that the election of Support.com’s nominees to the Support.com Board will have on Support.com’s execution of its long-term plan and long-term stockholder value; the future effect of Support.com’s strategic plan on Support.com’s growth, profitability and total stockholder returns; all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; future performance in economic and other terms; whether Support.com Cloud will bolster margins, generate predictable revenue and expand Support.com’s existing customer base; our ability to execute on our plan to create value from our Cloud technology; whether our technical support expertise and customer support knowledge base will translate into future growth; whether we will achieve growth and diversification; whether the actions we are taking will unlock stockholder value; whether our recently-outlined cost reduction plan will allow us to become profitable on a non-GAAP basis for the full year of 2018; whether we can capitalize on developing trends and paradigm shifts in the support market; whether and the timing of when the results from the strategic growth plan we are executing will be fully reflected in our financial results and stock price and whether we will be able to capitalize on the opportunities in the connected support market. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions, all of which involve a number of significant risks and uncertainties, any one or more of which could cause actual events or results to differ materially from those described in Support.com’s forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Important Additional Information

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com. In addition, in order for stockholders to have convenient access to all relevant information concerning the 2016 Annual Meeting that Support.com has made publicly available, Support.com has made such information available at its website, www.support.com/shareholders.

Disclaimer

Support.com has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

© 2016 Support.com, Inc. All rights reserved. Support.com, the Support.com logo and Nexus are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries.

Investor Contact

Jacob Moelter

Investor Relations, Support.com

+1.650.556.8595

jacob.moelter@support.com